FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


                                    TXU CORP.
             (Exact name of registrant as specified in its charter)

           Texas                      1-12833                 75-2669310
(State of incorporation      (Commission File Number)      (I.R.S. Employer
      or organization)                                     Identification No.)
                                  Energy Plaza
                                1601 Bryan Street
                               Dallas, Texas 75201
                                 (214) 812-4600
                          (Address of principal executive
                           offices, including zip code)

                          -------------------------------

     Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered               each class is to be so registered
             -------------------               ---------------------------------
            8.125% Income PRIDES                   New York Stock Exchange


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file numbers to which this form relates: 333-84418, 333-84418-01 and 333-84418-02.

     Securities to be registered pursuant to Section 12(g) of the Act: None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

         Robert A. Wooldridge, Esq.             Robert J. Reger, Jr., Esq.
              Hunton & Williams                  Thelen Reid & Priest LLP
              1601 Bryan Street                     40 West 57th Street
             Dallas, Texas 75201                 New York, New York  10019
               (214) 979-3000                         (212) 603-2000

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The class of securities to be registered hereby are the 8.125% Income PRIDES (also referred to herein as the 8.125% Corporate Units) of TXU Corp., a Texas corporation (Company).

     For a description of the 8.125% Corporate Units, reference is made to (i) Registration Statement File Nos. 333-84418, 333-84418-01 and 333-84418-02
(Registration Statement) on Form S-3 of the Company filed with the Securities and Exchange Commission (Commission) on March 15, 2002 and (ii) the form of prospectus included in the Registration Statement, and the preliminary prospectus supplement for the 8.125% Corporate Units dated May 28, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (Securities Act), on May 30, 2002, which description is incorporated herein by reference. The final prospectus supplement describing the 8.125% Corporate Units will be filed pursuant to Rule 424(b)(5) under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.
         --------

          Exhibit        Description
          ------         -----------

            1. Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4(h) of Registration Statement File Nos. 333-64504, 333-64504-01 and 333-64504-02 (Registration
                 Statement No. 333-64504) on Form S-3 of the Company filed with the Commission on July 3, 2001 .

            2. Form of Pledge Agreement (incorporated herein by reference to Exhibit 4(i) of Registration Statement No. 333-64504).

            3. Form of Corporate Units (incorporated herein by reference to Exhibit A of Exhibit 4(h) of Registration Statement No. 333-64504).

            4. Form of Remarketing Agreement (incorporated herein by reference to Exhibit 4(j) to Registration Statement No. 333-64504).

            5. Form of Indenture (for Unsecured Debt Securities) of TXU Corp. (incorporated herein by reference to Exhibit 4(f) to Registration Statement File Nos. 333-49434, 333-49434-01 and 333-49434-02 (Registration Statement No. 333-49434) on Form S-3 of the Company filed with the Commission on November 7,
                 2000).

            6. Form of Officer's Certificate establishing a Series of Unsecured Debt Securities, including Form of Debt Security (incorporated herein by reference to Exhibit 4(g) of Registration Statement No. 333-49434).


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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 30, 2002                   TXU CORP.



                                       By:  /s/ Kirk R. Oliver
                                          ------------------------------
                                            Kirk R. Oliver
                                            Treasurer and Assistant Secretary